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                                                                    EXHIBIT 10.3

This JOINT VENTURE AGREEMENT is entered into as of the 16 day of November 1995, between Trans Cosmos K.K., a Japanese corporation (hereinafter referred to as "TCI"), and Primus Communications Corporation, a Washington corporation (hereinafter referred to as "PCC").

RECITALS

A. TCI and PCC desire to establish a joint venture for the purpose of localizing and selling certain products developed and manufactured by PCC in Japan.

B. TCI and PCC desire to form a Japanese kabushiki kaisha through which to operate the joint venture, on certain mutually acceptable terms and conditions.

AGREEMENT

Accordingly, TCI and PCC agree as follows:

Article 1:  Joint Venture Business
      Subject to the terms and conditions set forth in this Agreement, TCI and PCC will form a "kabushiki kaisha" (hereinafter referred to as "Newco") to jointly localize and market in Japan "SolutionBuilder" (as such term is defined below) and other products which PCC offers to Newco and Newco agrees to localize and market (SolutionBuilder and such other products, hereinafter to be referred to, collectively and severally, as the "Products").

      TCI and PCC shall hold equal voting interests in Newco and, except as otherwise provided in this Agreement, shall bear equal responsibility for Newco's operation. TCI and PCC shall share equally in the profits of Newco.

      In this Agreement, the term "SolutionBuilder" refers to a software product developed by PCC known as "SolutionBuilder" and any enhanced (revised) versions of that product, as well as any product which is the functional equivalent of SolutionBuilder or any enhanced (revised) versions thereof, so long as any such product is developed by PCC.

Article 2:  Structure and Establishment
      Newco shall be formed by TCI and PCC in accordance with Japanese law and pursuant to the formation documents attached to this Agreement as Exhibit A. However, in the event of any inconsistency or conflict between this Agreement and the incorporation documents of Newco, this Agreement shall prevail.

Any increase in Newco's authorized capital or paid-in capital shall require the prior written approval of both TCI and PCC.



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     All costs incurred by promoters or incorporators to form Newco shall be reimbursed by Newco promptly upon formation.

     The target date for establishment of Newco shall be November 20, 1995.

     Promptly upon appointment and each year thereafter while Newco is in existence, Newco's board of directors shall establish a "Business Strategy." The "Business Strategy" shall be a written document identifying Newco's intended approach to marketing and servicing the Products and shall include staffing plans, contemplated distribution methodology and service, support and pricing guidelines.


Article 3:  Shareholders Meetings

1.   Shareholders meetings

Regular shareholders meetings shall be convened within 3 months of the last day of each fiscal year. Extraordinary shareholders meetings shall be scheduled as necessary or appropriate. All regular and extraordinary shareholders meetings shall be convened in Japan.

2.   Notification of shareholders meetings

Notification of shareholders meetings shall be provided in writing to all voting shareholders no less than three weeks prior to the date of the meeting.

3.   Voting procedure, quorum

For Newco's shareholders meetings, representation of more than half the issued shares shall constitute a quorum. Resolutions presented by shareholders will be adopted if agreed to by a majority the quorum.

4.   Important items

The major items described here will be discussed at the shareholders meetings. General voting rules notwithstanding, appropriate items will be adopted upon unanimous approval of attending shareholders.

     (1)  Changes in business purpose

     (2)  Increasing or decreasing capitalization

     (3)  Disposal of all or a major portion of assets

     (4)  Determination of dividends

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        (5)     Dissolution, liquidation, merger

        (6)     Alteration or amendment of the Articles of Incorporation


Article 4: Board of Directors

1.      Composition of the Board of Directors

For the foreseeable future, the Board shall be composed of 4 Directors. Of these, 2 shall be elected from candidates nominated by TCI and 2 shall be elected from candidates nominated by PCC.

2.      Appointment and term of the Directors

All Directors will be selected at Newco's shareholders meeting and will serve for a term of two year from the time of their appointment. However, the term of service for Directors selected at the establishment of Newco will extend to the first regular shareholder's meeting. Directors can be re-appointed.

3.      Representative Director (Daihyo Torishimariyaku)

Newco will have two representative directors, one selected by TCI from among the two directors TCI appoints, and the other selected by PCC from among the two directors appointed by PCC.

4.      Quorum and voting regulations

At Board meetings, each Director will have the rights to one vote. A quorum will be 2/3 of the total number of Directors. Adoption of motions at Board meetings will require a simple majority of votes by Directors in attendance. In cases where voting at a Board meeting is deadlocked or reached an impasse, the decision of the Representative Director shall hold final sway.

5.      Vacancies on the Board

Regardless of the reason for the vacancy, vacancies on the Board will be filled by a replacement named by the party that nominated the original Director.

6.      Important Items

Determination of the following points will be made by unanimous vote of the attending

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Directors at a Board meeting where at least one Director nominated by each parent company is present:

        (1) All expenditures, borrowings, guarantees, loans or asset sales of the corporation in excess of (Yen)[10] million or with terms of more than one year.

        (2) The adoption of and any changes to the Business Strategy of the company, as such is established by the company's Board of Directors, including, without limitation, any provisions relating to the marketing plan for "SolutionBuilder" and other products of PCC to be localized or marketed or both by the company.

        (3) The amendment, settlement, rescission or termination of any contract or commitment of the company, if, as a result thereof, the company could incur a liability in excess of (Yen)[10] million).

        (4) The sale, pledge, mortgage or other transfer or lease of all or substantially all of the assets of the company.

        (5) The execution, amendment, rescission, or termination of any license, assistance or marketing services agreement.

        (6)     The approval of yearly budgets and amendments thereto.

        (7) Any changes in capitalization and requests for capital contributions by existing or prospective shareholders.

        (8) The purchase, acquisition, transfer, pledge or encumbrance of any shares or other equity participation in any other entity and the exercise of any voting rights inherent in such shares or other equity participation.

        (9) The determination of compensation of specific officers in the company.

        (10) The approval of all contracts by which any individual or legal entity not a full-time employee of the company is authorized to bind the company and the approval of transactions contemplated with shareholders.

        (11)    The transfer of shares in the company.

        (12)    The amendment of the Articles of Incorporation.

        (13) The registration, sale, acquisition or enforcement of production rights, publishing rights, trade secrets, know-how, patents, trademarks, trade names or other intellectual property in which the company has or intends to have an interest.

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     (14)  The payment to any shareholder of any funds, including, without limitation advances, royalties, service fees and dividends.

Article 5:  Auditor
     Newco will have two auditors, one appointed by TCI and one by PCC.

Article 6:  Officers
     In order to manage the operations of Newco, it will be possible to designate any of the following officers:

     (1)  President

     (2)  Chairman

     (3)  Vice President

     (4)  Senior Managing Director, Managing Director

The election of any of the above officers will be the responsibility of the Board of Directors.

Article 7:  Accounting Register
     Newco will maintain complete books and records in accordance with Japanese accounting regulations, and the auditors' report will be presented to TCI and PCC within 20 days of completion of the audit. Furthermore, Newco will provide PCC with quarterly reports prepared in accordance with U.S. standard accounting principles (GAAP) and either TCI or PCC may request, no more than once annually, a special audit of Newco to be conducted by an accounting firm qualified to conduct an audit under U.S. GAAP. TCI and PCC shall be able inspect the books and records of Newco, and inspect its accounting at any time.

Article 8:  TCI's Support of Newco
     For one year after its establishment, TCI shall provide Newco with office and employees at no cost, and will bear the cost of regular operating expenses. Following the first year, the distribution of operating cost will be decided by mutual agreement of TCI and PCC based on the profitability of Newco.

Article 9:  Product License, Localization and Marketing Terms.
     Any license to be granted to Newco by PCC shall be granted under a written license agreement in form and substance satisfactory to both Newco and PCC. Any localization of any of the Products for marketing in Japan shall be performed pursuant to a written localization agreement in form and substance satisfactory to both Newco and PCC, which shall include, without limitation, clear identification of all right, title and interest in and to any

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intellectual property rights associated with the Products and such localization effort. Any arrangement concerning marketing of the Products by Newco shall be effected pursuant to a written marketing agreement in form and substance satisfactory to both Newco and PCC. These three contracts will form the entire legal relationship between PCC and Newco.

Article 10: Contract Term
     Subject to early termination under Article 11 below, the initial term of this Agreement shall be five (5) years from the date Newco is incorporated, which initial term shall be automatically renewed for another two (2) year provided TCI and PCC remain shareholders of Newco, and provided neither party notifies the other more than 180 days prior to the end of the contract term of their intention not to renew.

Article 11: Cause for Termination of this contract
     This Agreement may be terminated upon election of either party (a) if the other party breaches any material term of this Agreement or any agreement contemplated herein, and such other party has failed within thirty (30) calendar days after receipt of notice thereof to cure (or if curing cannot reasonably be completed, taken and continues to take reasonable steps to cure) such breach;
(b) the board of directors or the shareholders of Newco are unable to reach agreement on a material issue on which the board of directors' or the shareholders' decisions, as the case may be, is sought or required; (c) the other party is adjudicated bankrupt or insolvent or institutes any proceedings, or has proceedings instituted against it which are not dismissed or withdrawn within sixty (60) calendar days, under the applicable laws of bankruptcy and insolvency, or makes a general assignments for the benefit of its creditors, or is generally not paying its debts as such debts become due, or is liquidated or dissolved; (d) there are any material changes to the business operations of the other party, including, without limitation, changes in the management, assets or liabilities of such other party (through sale, acquisition, merger or otherwise); or (e) any governmental agency should require alteration or modification of any provision of this Agreement or any agreement contemplated herein which shall materially, adversely affect the party's interest in proceeding with formation and operation of Newco.

Article 12: Effects of Termination
     Upon termination of this Agreement under Articles 10 or l1 above, Newco shall be wound up and dissolved pursuant to Japanese law and this Agreement; provided, however, that upon termination pursuant to Article 10 or Clauses 11
(a), (b), (d) or (e), the parties expressly acknowledge that, to avoid unnecessary losses and liabilities to Newco, such winding up and dissolution may take up to one hundred and eighty (180) calendar days from the date of termination. Upon dissolution of Newco, any agreements between Newco and TCI or Newco and PCC shall be terminated and the parties hereto agree to take any and all actions necessary or advisable to effect such terminations. Notwithstanding anything to the contrary contained herein, the parties obligations under Articles 9, 12, 13, 14, 15, 16, and 25 hereunder shall survive termination of this Agreement. PCC hereby agrees that TCI shall have
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the right to receive Newco's customer lists and Newco's right and obligations under any then existing service contracts with Newco customers. In the event that TCI does assume Newco's service contracts with its customers, PCC will provide TCI with PCC's then-standard service contract. At the time of dissolution of the company, the disposition of any assets, securities, or debts not mentioned above shall be determined through mutual discussion between TCI and PCC.

Article 13: Non-competition
     Each party hereto agrees that while it continues to own shares of Newco it shall not, directly or indirectly, by itself or through any subsidiary, affiliate, agent or related or controlled organization or persons, knowingly engage in any business which shall be in competition with Newco for the duration of this Agreement and for [two(2)] years after the parties ceases to be a shareholder of Newco.

Article 14: Confidentiality
     Each party shall keep confidential and not use, copy, reproduce, photograph or otherwise memorialize (except as permitted by this Agreement or any agreement contemplated herein) all proprietary trade secrets and commercial and technical information developed by Newco, or made available to Newco by the other party or a third party with restrictions as to disclosure or use, except to the extent that such party can prove that such trade secrets or information:

          (a) Are in or becomes a part of the public domain, unless the same occurs as a consequence of a breach hereof by the party;

          (b) Are lawfully obtained by the party or Newco from a third party without breach of these confidentiality obligations; or

          (c) Are documented as being known to the party prior to their disclosure by Newco or the party providing the trade secret or information, as the case may be.

     Information concerning the Products and marketing and financial information shall be deemed to be included within the trade secrets and information protected hereby. Each of the parties further agrees that it will
(i) limit disclosure of such trade secrets and information to employees, attorneys, accountants and other advisors having a need to know, for such party to perform its obligations under this Agreement and the agreements contemplated hereby and (ii) ensure that all such third parties to whom any such trade secrets or information shall be disclosed will be obligated to treat it in the manner set forth in this Article 14.

Article 15: Legal Compliance
     Immediately following execution of this Agreement, the parties shall commence taking all steps deemed necessary or advisable to effect the intentions of this Agreement and the

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agreements contemplated herein, including, without limitation, obtaining all required approvals from the governments of both Japan and the U.S.A. and making any filings required in Japan for PCC to preserve its interest in its intellectual property, including, without limitation, the Products. The parties shall cooperate fully with each other in this respect, and each shall promptly furnish upon request satisfactory evidence of obtaining any necessary government approvals.

Article 16:  Assignment
      Each party agrees that it will not assign, delegate or otherwise transfer, in whole or in part, directly or indirectly whether voluntarily, involuntarily, or by operation of law, any rights or obligations under this Agreement, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any purported assignment, transfer or delegation in violation of this Article 16 shall be null and void. Subject to the foregoing limits on assignment, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. This Agreement does not create and shall not be construed as creating any rights enforceable by any person not a party to this Agreement.

Article 17:  Governing Law
      It is recognized that this contract was created in Tokyo Japan, and its interpretation, efficacy and performance are governed in all points by the laws of Japan.

Article 18:  Exclusive Jurisdiction
      Any litigation involving this contract brought forth by TCI or PCC shall fall under the exclusive jurisdiction of Tokyo Regional Court, as specified by Japanese Law.

Article 19:  Language
      This contract was created in Japanese. Even if an English version is created, that account will be allowed no influence on the interpretation of this contract.

Article 20:  Effect of Joint Venture.
      This Agreement does not constitute any party to this Agreement as the legal representative or agent of any other party hereto for any purpose whatsoever. No party hereto shall have any right or authority to assume, create or incur any liability or obligation of any kind, express or implied, against, in the name of or on behalf of any other party except in accordance with this Agreement or as may otherwise be agreed in writing by the parties.

Article 21:  Entire Agreement.
      This Agreement (including, for purposes of this Article 21, the attached exhibits and the agreements contemplated herein) sets forth the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or

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contemporaneous understandings, negotiations, representations and writings relating thereto. This contract is the complete expression of the participants agreement. Moreover, no external evidence will be allowed in the interpretation of the agreement that this contract sets forth.

Article 22:  Amendment.
     No provision of this Agreement may be amended or modified, orally or otherwise, except by a writing signed by the party against which the modification or amendment is sought to be enforced.

Article 23:  No Waiver.
     No waiver of compliance by one party with any term or condition of this Agreement that such other party was or is obligated to comply with is effective unless in writing; provided that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent negligence. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or exercise of any other right, remedy or power provided herein or by law.

Article 24:  Severability.
     If any provision of this Agreement, or the application thereof to any circumstance, person or place, shall be held by a court or other tribunal of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other circumstances, persons or places shall remain in full force and effect.

Article 25:  Notices.
     All notices and other communications required or permitted under this Agreement shall be in writing and shall be sent by confirmed facsimile transmission (FAX) to the number set forth below or by telegram to the address set forth below (in each such case notice shall be deemed given on the date of transmission) or by overnight air courier service (in which case notice shall be deemed given when received by addressee or on the fourth (4th) calendar day after the date of delivery to the courier, whichever is earlier), or by registered or certified air mail, return receipt requested, postage prepaid and properly addressed (in which case notice shall be deemed given when received by the addressee or on the fifth (5th) calendar day after the date of mailing, whichever is earlier), to the addresses set forth below, or such other address as a party may hereafter provide notice of to the other:

Trans Cosmos Inc.                     Primus Communications Corp.
3-3-3 Akasaka,                        1601 Fifth Avenue, Suite 1900
Minato-ku, Tokyo 107                  Seattle, WA 98101
Tel:  03-3586-2880                    Tel:  (206) 292-1000
Fax:  03-3586-2419                    Fax:  (206) 292-1825


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In witness whereof, the parties have executed this Agreement on the date below.



Trans Cosmos Inc.:                    Primus Communications Corp.


By:  /s/ Jun Kobayashi                By:  /s/ Steven L. Sperry
    ---------------------------           --------------------------------
Dated: November 16, 1995              Dated:  November 16, 1995
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